Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8
(Form Type)

Insmed Incorporated
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share, to be issued under the Insmed Incorporated Amended and Restated 2019 Incentive Plan	Rules 457(c) and 457(h)	3,000,000(2)	$25.92(3)	$77,760,000.00(3)	0.00014760	$11,477.38
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	453,940(4)	$19.24(5)	$8,733,805.60(5)	0.00014760	$1,289.11
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	136,060(6)	$20.75(5)	$2,823,245.00(5)	0.00014760	$416.72
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	606,860(7)	$22.13(5)	$13,429,811.80(5)	0.00014760	$1,982.25
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	93,370(8)	$22.64(5)	$2,113,896.80(5)	0.00014760	$312.02
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	131,430(9)	$25.37(5)	$3,334,379.10(5)	0.00014760	$492.16
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	103,400(10)	$24.99(5)	$2,583,966.00(5)	0.00014760	$381.40

Equity	Common Stock, par value $0.01 per share	Rule 457(h)	304,130(11)	$26.52(5)	$8,065,527.60(5)	0.00014760	$1,190.48
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	59,100(12)	$29.94(5)	$1,769,454.00(5)	0.00014760	$261.18
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	155,390(13)	$28.53(5)	$4,433,276.70(5)	0.00014760	$654.36
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	143,650(14)	$28.06(5)	$4,030,819.00(5)	0.00014760	$594.95
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	81,550(15)	$26.72(5)	$2,179,016.00(5)	0.00014760	$321.63
Equity	Common Stock, par value $0.01 per share	Rule 457(h)	410,300(16)	$25.59(5)	$10,499,577.00(5)	0.00014760	$1,549.74
Total Offering Amounts					$141,756,774.60		$20,923.38
Total Fee Offsets(17)							$0
Net Fee Due							$20,923.38

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers such indeterminable number of additional shares of Insmed Incorporated’s (the “Registrant”) common stock, par value $0.01 per share (“Common Stock”), as may become issuable under the Registrant’s Amended and Restated 2019 Incentive Plan, as amended (the “Incentive Plan”), or any of the Registrant’s Non-Qualified Stock Option Inducement Awards (as defined below) to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction.

(2)	Registers additional shares of Common Stock to be issued pursuant to future awards under the Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on May 7, 2024.

(4)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 34 new employees on June 1, 2023.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the price at which the relevant stock options may be exercised.

(6)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 10 new employees on July 3, 2023.

(7)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 46 new employees on August 1, 2023.

(8)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 13 new employees on September 1, 2023.

(9)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 16 new employees on October 2, 2023.

(10)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 21 new employees on November 1, 2023.

(11)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 14 new employees on December 1, 2023.

(12)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 10 new employees on January 2, 2024.

(13)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 24 new employees on February 1, 2024.

(14)	Pursuant to the Registrant’s non-qualified stock option inducement awards to 24 new employees on March 1, 2024.

(15)	Pursuant to the Registrant’s non-qualified stock option inducement awards to seven new employees on April 1, 2024.

(16)
Pursuant to the Registrant’s non-qualified stock option inducement awards to 63 new employees on May 1, 2024 (together with the Registrant’s non-qualified stock option inducement awards described in footnotes (4), (6), (7), (8), (9), (10), (11), (12), (13), (14) and (15), the “Non-Qualified Stock Option Inducement Awards”).

(17)	The Registrant does not have any fee offsets.